SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                   AMENDED SCHEDULE 14c INFORMATION STATEMENT

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[x]  Preliminary information statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive information statement

                             BIORELEASE CORPORATION
             (Exact name of registrant as specified in its charter)

Payment of Filing Fee

[x]       No fee required

[  ]      Fee computed on table below per Exchange Act Rule 14c-
          5(g) and 0-11

[  ]      Fee paid previously with preliminary materials

[  ]      Check box if any part of the fee is offset by Exchange
          Act Rule 0-11(a)(2) and identify the
          filing for which the offsetting fee was paid previously


      NOTICE AND INFORMATION STATEMENT DATED MAY __, 2001

TO THE STOCKHOLDERS OF BIORELEASE CORPORATION:


         In accordance with the provisions of Section 228 of the Delaware General Corporation Law ("DGCL"), notice is hereby given that six shareholders owning a total of 9,213,424 shares (51.4% of the issued and outstanding common stock of Biorelease Corporation a Delaware corporation (the "Company"), having not less than the minimum number of votes that would be necessary to authorize or take such action, as described below have, by written consent without a meeting and without a vote, on May 2,2001, (the "Written Consent"), in lieu of any meeting, agreed to the following shareholder actions:


         (1) To amend the Certificate of Incorporation to change the name of the Corporation to BRL Holdings, Inc.;


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         (2)      To amend the  Articles  of  Incorporation  to  authorize a new class of shares, namely 5,000,000 shares of $0.10 per share value Preferred Stock, with the issuance of any such Preferred Stock, in such series and with such rights, powers, and designations thereof, to be determined by the Board of Directors as and when any shares of Preferred Stock are issued;

         (3) To reverse split the outstanding shares on a one-for-12.5 basis, so that the 17,924,238 pre-reverse common shares currently outstanding will become a total of 1,433,939 shares (all fractional shares to be rounded to the nearest whole share);

         (4) That, subject to the effectiveness of a registration statement on Form SB-2 or other applicable Form, the Corporation will distribute pro rata to its common shareholders, one share of the common stock of its subsidiary Biorelease Technologies, Inc. ("BTI") for each 25 pre-reverse split common shares held on the record date (a total of 800,000 shares to be distributed); and finally


         (5) That the officers and directors are authorized to submit this Information Statement pursuant to Schedule 14C under the Securities Exchange Act of 1934 to all Company shareholders which did not sign the Written Consent. The record date for shareholders to be eligible for the reverse split and the BTI stock dividend is set as of May 31st, 2001.


         The actions of (1) changing the name to BRL Holdings, Inc., (2) authorizing the Preferred Stock, and (3) the reverse split, become effective on or after May __, 2001 concurrent with the filing with the Delaware Secretary of State.


         Only holders of record of the Company stock at the close of business on May 1, 2001, are entitled to receive notice of the informal action by the shareholders in accordance with Section 228 of the DGCL. This Information Statement is being sent on or about May __, 2001 to such holders of record. No response is being requested from you and you are requested not to respond to this Information Statement. In accordance with Section 228 of the DGCL, this Notice and Information Statement is notice of the taking of the corporate actions, without a meeting by less than unanimous written consent to those shareholders who have not consented in writing.


         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Company:
BIORELEASE CORPORATION
340 Granite St., Suite 200
Manchester, NH  03102-4004
Tel. 603-641-8443



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                             BIORELEASE CORPORATION


                     INFORMATION STATEMENT FOR SHAREHOLDERS


The Written Consent

Pursuant to Section 228 of the DGCL, shareholders owning a majority of the outstanding shares of common stock of the Company have voted by Written Consent in favor of the following actions:

         (1) To amend the Certificate of Incorporation to change the name of the Corporation to BRL Holdings, Inc.;


         (2) To amend the Articles of Incorporation to authorize a new class of shares, namely 5,000,000 shares of $0.10 per share value Preferred Stock, with the issuance of any such Preferred Stock, in such series and with such rights, powers, and designations thereof, to be determined by the Board of Directors as and when any shares of Preferred Stock are issued;

         (3) To reverse split the outstanding shares on a one-for-12.5 basis, so that the 17,924,238 pre-reverse common shares currently outstanding will become a total of 1,433,939 shares (all fractional shares to be rounded to the nearest whole share);

         (4) That, subject to the effectiveness of a registration statement on Form SB-2 or other applicable Form, the Corporation will distribute pro rata to its common shareholders, one share of the common stock of its subsidiary Biorelease Technologies, Inc. ("BTI") for each 25 pre-reverse split common shares held on the record date (a total of 800,000 shares to be distributed); and finally


         (5) That the officers and directors are authorized to submit this Information Statement pursuant to Schedule 14C under the Securities Exchange Act of 1934 to all Company shareholders which did not sign the Written Consent. The record date for shareholders to be eligible for the reverse split and the BTI stock dividend is set as of May 31st, 2001.


         The purpose of these changes is to better reflect the Company's new direction. The Company's business, conducted by its subsidiary BTI, has not proven successful, as a result of which the Company is divesting itself of that business. The Company now intends, by the changes described in this Information Statement, to recapitalize the Company in a way which will make the acquisition of a business or business assets easier to accomplish.


         At the present time, the Company intends to seek, investigate, and if warranted, acquire an interest in a business opportunity. The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions and other factors.

         The selection of a business opportunity in which to participate is complex and extremely risky and will be made by management in the exercise of its business judgment. There is no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders.

         The activities of the Company are subject to several significant risks which arise primarily as a result of the fact that the Company has no specific business and may acquire or participate in a business opportunity based on the decision of management which might, if allowable in a particular transaction, act without the consent, vote, or approval of the Company's shareholders.

Sources of Opportunities

         It is anticipated that business opportunities may be available to the Company from various sources, including its officers and directors, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

         The Company will seek a potential business opportunity from all known sources, but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. Although the Company does not anticipate engaging professional firms specializing in business acquisitions or reorganizations, if management deems it in the best interests of the Company, such firms may be retained. In some instances, the Company may publish notices or advertisements seeking a potential business opportunity in financial or trade publications.

Criteria

         The Company will not restrict its search to any particular business, industry or geographical location. The Company may acquire a business opportunity or enter into a business in any industry and in any stage of development. The Company may enter into a business or opportunity involving a "start up" or new company. The Company may acquire a business opportunity in various stages of its operation.

         In seeking a business venture, the decision of management of the Company will not be controlled by an attempt to take advantage of an anticipated or perceived appeal of a specific industry, management group, or product or industry, but will be based upon the business objective of seeking long-term capital appreciation in the real value of the Company.

         In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; the history of operations, if any; prospects for the future; the nature of present and expected competition; the quality and experience of management services which may be available and the depth of the management; the potential for further research, development or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, trade or service marks, name identification; and other relevant factors.

         Generally, the Company will analyze all available factors in the circumstances and make a determination based upon a composite of available facts, without reliance upon any single factor as controlling.

Methods of Participation of Acquisition

         Specific business opportunities will be reviewed and, on the basis of that review, the legal structure or method of participation deemed by management to be suitable will be selected. Such structures and methods may include, but are not limited to, leases, purchase and sale agreements, licenses, joint ventures, other contractual arrangements, and may involve a reorganization, merger or consolidation transaction. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization.

Procedures

         As part of the Company's investigation of business opportunities, officers and directors may meet personally with management and key personnel of the firm sponsoring the business opportunity, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures.

         The Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of product, service and company history; management resumes; financial information; available projections with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks or service marks or rights thereto; present and proposed forms of compensation to management; a description of transactions between the prospective entity and its affiliates; relevant analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; and other information deemed relevant.

Competition

         The Company expects to encounter substantial competition in its efforts to acquire a business opportunity. The primary competition is from other companies organized and funded for similar purposes, small venture capital companies, small business investment companies and wealthy individuals. The Company has engaged in discussions with acquisition candidates in the past, including the possible Polar Molecular Corporation and Electric Energy Storage acquisitions, both of which were terminated. At this time, the Company has no agreements or understandings to acquire any business or assets.

Security Ownership of Certain Beneficial Owners and Management

         Information concerning the number and percentage of shares of voting Common Stock of the Company owned as of May 15, 2001, of record and beneficially by any person known by the Company to be the owner of more than 5% of the outstanding shares of common stock and management, is set forth on the charts below.

Name and                         Number of Shares               Percent of
Address of                       Beneficially                   Common Stock
Beneficial Owner                 Owned                          Outstanding**
----------------                 -----                          -------------

Sandra J. Reeves                  2,972,213(1)(2)                     16.6%
754 Straw Hill
Manchester, NH 03104

R. Bruce Reeves                   3,874,193(2)(7)                     21.5%
754 Straw Hill
Manchester, NH 03104

Richard Schubert                  997,639(2)(6)                       5.5%
7811 Old Dominion Drive
McLean, VA 22102

Kevin T. McGuire                  455,539(2)(4)                       2.5%
148 Robinson Road
Hudson, NH 03051

Richard Whitney                   874,771(2)(3)(5)                    4.9%
1612 K St. N.W. #308
Washington, DC 20006

All Officers and
Directors as a Group

(4 Persons)                     6,202,142 (2)(3)(4)(5)(6)            34.4%


**       Based  upon  17,924,238   shares  issued  and  outstanding  and  85,000
         exercisable options for the above named persons, as of the date hereof.

(1) Consists of 1,384,213 shares owned by Ms. Reeves directly and 1,588,000 shares owned by R.T. Robertson Consultants, Inc. of which Ms. Reeves is corporate secretary and 90% owner. Sandra Reeves disclaims ownership of the shares owned by her husband R. Bruce Reeves.

(2) Except as indicated in other footnotes, each person has sole voting and dispositive power over the shares indicated.

(3) Includes 50,000 shares each for Mr. Whitney that are issued at June 30, 1999 upon exercise of a like number of options that are pursuant to consulting agreements with this individual.

(4) Includes 154,539 shares that are held by Mr. and Mrs. McGuire jointly with rights of survivorship.

(5)      Includes  97,271  shares  owned by The Venture  Fund of  Washington,  a
         limited   partnership.   Mr.  Whitney  is  a  limited   partner  owning
         approximately 19% of the limited partnership.

(6) Includes 32,500 and 52,500 options currently exercisable under the Company's Directors' Stock Option Plan to Mr. Schubert and Mr. Whitney, respectively.

(7) Excludes 1,588,000 shares held by R T Robertson Consultants, Inc. as Trustee for certain creditors under terms of the Asset Agreement and 1,384,213 shares owned by Mrs. Reeves. Dr. Reeves disclaims beneficial ownership and personal interest in shares held by these related parties.

Management of Biorelease Corporation

         The following table delineates certain information concerning the directors and executive officers of the Company:

                                                                   Positions
                                            Positions with         with BTI, the
 Name                       Age             the Company            subsidiary
 ----                       ---             -----------            -------------

Richard Schubert           63               Chairman,              Director
                                            Board of Directors

R. Bruce Reeves            60               President,             President &
                                            Principal Financial    Director
                                            Officer

Kevin T. McGuire           50               Treasurer              Treasurer

Richard Whitney            61               Director

         Directors are elected by the stockholders to serve until the next annual meeting of stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

         A summary of the business experience of each current officer and director of the Company is as follows:

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

         RICHARD SCHUBERT has been Chairman of the Board of Directors of the Company since July 1992. Mr. Schubert is currently a business consultant. From December 1990 through September 1995, Mr. Schubert was the President of The Points of Light Foundation, a foundation created to encourage Americans to become directly involved in consequential community service in respect of critical social issues.

         R BRUCE REEVES, Ph.D., served as the President and Chief Executive Officer of the Company from May 1993 until October 1996, as CEO only until February 1998, and then as CEO and President again since February 1998. He has been Secretary and a Director of the Company since July 1992 and Chief Executive Officer, Secretary and a Director of the Company's subsidiary BTI until June 1995 when operations of the Subsidiary were curtailed.

         KEVIN T MCGUIRE has been the Company's and BTI's Treasurer since June 1992. Since April 1994 he has served without compensation on a part time basis. The Company contracts for accounting and tax services through an accounting firm owned by the spouse of Mr. McGuire that has assisted the Company to maintain compliance with accounting activities and Securities and Exchange Commission reporting for the Company.

         RICHARD WHITNEY has been a Director of the Company since July 1992. He is currently a Principal in a Snelling & Snelling franchise located in Washington D.C. Formerly Mr. Whitney served as a general partner of The Venture Fund of Washington (the "Fund") from 1989 until August of 1994. The Fund has investments that include pension funds, insurance companies, banks, and corporations.


No Solicitation of Votes

         Under Section 228 of the DGCL, in lieu of a meeting, shareholder action may be taken by written consent of a majority of the outstanding shares necessary to authorize the transaction. Six shareholders owning a total of 9,213,424 shares, or 51.4% of the Company's 17,924,238 outstanding shares, have signed the Written Consent. Therefore, other than those six shareholders, no vote of any other shareholder of the Company is required to authorize the corporate actions described in this Information Statement.

         The Board of Directors of the Company also approved these changes, by unanimous consent dated May 2, 2001.

         The Company is not required to solicit and is not soliciting votes or consents from any of the Company's other shareholders.

Payment of Expenses

         The payment of expenses related to the preparation and filing of this Information Statement has been made by the Company.



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More Information

         This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Notice.

         The accompanying Information Statement is for information purposes only. Please read the accompanying information statement carefully.

         The Company files annual, quarterly and special reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549, or on the SEC's web site, http://www.sec.gov.


         You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of the filings of the Company has made with SEC directly from the Company by requesting them in writing or by telephone at the address set forth earlier in this Information Statement.




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